Exhibit 99.2

LEGAL OPINION

To:                            JD.com, Inc.

10th Floor, Building A, North Star Century Center

No. 8 Beichen West Street, Chaoyang District

Beijing 100101

People’s Republic of China

November 21, 2014

Dear Sir/Madam:

1.                           We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 4).  For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

2.                           We act as the PRC counsel to JD.com, Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (a) the offering (the “Offering”) of certain number of the Company’s American Depositary Shares (“ADSs”), each representing two Class A ordinary shares of par value US$0.00002 per share of the Company (“Ordinary Shares”) (together with the ADSs, the “Offered Securities”), in accordance with Company’s Registration Statement on Form F-1 under the U.S. Securities Act of 1933, including all amendments or supplements thereto, originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 21, 2014 (the “Registration Statement”), and (b) the supplemental listing of the Offered Securities on the NASDAQ Global Select Market.

3.                           In so acting, we have examined the Registration Statement, the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this opinion, including, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (“Documents”). In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, seals and chops, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies, and the truthfulness, accuracy and completeness of all factual statements in the documents.

北京 BEIJING   •   上海SHANGHAI   •   深圳SHENZHEN   •   广州GUANGZHOU   •   武汉WUHAN   •   成都 CHENGDU

重庆 CHONGQING   •   青岛 QINGDAO   •   东京TOKYO   •   香港HONG KONG   •  伦敦 LONDON   •  纽约 NEWYORK

4.                            The following terms as used in this Opinion are defined as follows:

“Jiangsu Yuanzhou”	means Jiangsu Yuanzhou E-Commerce Co., Ltd.

“Jingdong 360”	means Beijing Jingdong 360 Degree E-Commerce Co., Ltd.

“Jingdong Century”	means Beijing Jingdong Century Trade Co., Ltd.

“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009.

“PRC Group Companies”	means the PRC Subsidiaries, the Variable Interest Entities and the subsidiaries of the Variable Interest Entities. “PRC Group Company” shall be construed accordingly.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“PRC Subsidiaries”	mean any and all subsidiaries of the Company established in the PRC which are, directly or indirectly, owned by the Company.

“PRC WFOEs”

means Jingdong Century, Shanghai Shengdayuan Information Technology Co., Ltd., Tianjin Star East Corporation Limited, Beijing Jingbangda Trade Co., Ltd., Shanghai Jiazhan Financial Leasing Co., Ltd. and Nanjing Paipai Blue Sky Information Technology Co., Ltd.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“Variable Interest Entities”	include Jingdong 360 and Jiangsu Yuanzhou.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings described in the Registration Statement.

5.                            Based upon and subject to the foregoing, we are of the opinion that:

(1)                   Corporate Structure. The descriptions of the corporate structure of the PRC Group Companies set forth in “Corporate History and Structure” section of the Prospectus are true and accurate and nothing has been omitted from such descriptions which would make the same misleading in any material respects.

We have advised the Company that, both currently and immediately after giving effect to this Offering, (i) the ownership structures of Jingdong Century and the Variable Interest Entities in China comply with all existing PRC Laws; and (ii) the contractual arrangements between Jingdong Century, the Variable Interest Entities and their respective shareholders governed by PRC Laws are valid, binding and enforceable, and will not result in any violation of PRC Laws.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government deems that the contractual arrangements in relation to Jingdong 360 and Jiangsu Yuanzhou do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(2)                   M&A Rules. We have advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of PRC.

We have advised the Company based on our understanding of the PRC Laws that the CSRC’s approval is not required for the listing and trading of the Company’s ADSs on the NASDAQ in the context of this Offering, given that (1) PRC WFOEs were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company; and (2) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

The statements set forth in the Prospectus under the captions “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission may be required in connection with this Offering under a regulation adopted in August 2006, and, if required, we cannot predict whether we will be able to obtain such approval” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(3)                   Enforceability of Civil Procedures. We have advised the Company that there is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

We have further advised the Company that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the Company’s directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against the Company in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

(4)                   Taxation. The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statement of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any law other than PRC tax law.

(5)                   Statements in the Prospectus. The statements in the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Enforceability of Civil Liabilities”, “Dividend Policy”, “Business”, “Management”, “Related Party Transactions”, “Regulation”, “Taxation” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion) to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

6.                            This opinion is subject to the following qualifications:

(a)                               This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(b)                               This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(c)                                This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

/s/ Zhong Lun Law Firm
Zhong Lun Law Firm